ADVISORY AGREEMENT

CityFund Advisory, Inc.
700 W. Pete Rose Way, Ste. #127
Cincinnati, OH  45203

Gentlemen:

     Dunhill Investment Trust (the "Trust") is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and subject to the rules and regulations promulgated thereunder. The Trust's shares of beneficial interest are divided into separate series or funds. Each such share of a fund represents an undivided interest in the assets, subject to the liabilities, allocated to that fund. Each fund has separate investment objectives and policies. The Regional Opportunity Fund: Ohio Indiana Kentucky (the "Fund") has been established as a series of the Trust.

     1. APPOINTMENT AS ADVISER. The Trust being duly authorized hereby appoints and employs CityFund Advisory, Inc. (the "Adviser") as the discretionary portfolio manager of the Fund, on the terms and conditions set forth herein.

     2. ACCEPTANCE OF APPOINTMENT; STANDARD OF PERFORMANCE. The Adviser accepts the appointment as the discretionary portfolio manager and agrees to use its best professional judgment to make timely investment decisions for the Fund in accordance with the provisions of this Agreement.

     1. PORTFOLIO MANAGEMENT SERVICES OF ADVISER. The Adviser is hereby employed and authorized to select portfolio securities for investment by the Fund, to purchase and sell securities of the Fund, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 6 and 7 hereof. In

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providing  portfolio  management  services  to the Fund,  the  Adviser  shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, the Internal Revenue Code, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust, such specific instructions as the Board of Trustees may adopt and communicate to the Adviser, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 5, and the provisions of Schedule A hereto. The Adviser is not authorized by the Fund to take any action, including the purchase or sale of securities for the Fund, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence. The Adviser shall maintain on behalf of the Fund the records listed in Schedule A hereto (as amended from time to time).

     2. OTHER SERVICES TO BE PROVIDED BY THE ADVISER. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

     A.   Investment Management Services.

          (a) The Adviser shall have overall supervisory responsibility for the general management and investment of the assets and portfolio securities of the Fund subject to and in accordance with the investment objectives and policies of the Fund, and any directions which the Trust's Board of Trustees may issue to the Manager from time to time.

          (b) The Adviser shall provide overall investment programs and strategies for the Fund, shall revise such programs as necessary and shall monitor and report periodically to the Board of Trustees concerning the implementation of the programs.

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          (c)  The Adviser shall render regular reports to the Trust, at regular meetings of the Board of Trustees, of, among other things, the portfolio investments of the Fund and measurement and analysis of the results achieved by the Fund.

          (d) The Adviser shall employ or provide and compensate the executive, administrative, secretarial and clerical personnel necessary to provide the services set forth in this Agreement, and shall bear the expense thereof, except as may otherwise be provided in paragraph 11 of this Agreement. The Adviser shall also compensate all officers and employees of the Trust who are officers or employees of the Adviser.

          (e) The Adviser shall pay all advertising and promotion expenses incurred in connection with the sale or distribution of the Fund's shares to the extent such expenses are not assumed by the Fund under its Plans of Distribution.

     B. Provision of Information Necessary for Preparation of Securities Registration Statement, Amendments and Other Materials. The Adviser will make available and provide financial, accounting and statistical information required by the Trust in the preparation of the
          Registration Statement, reports and other documents required by federal and state securities laws, and such information as the Trust may reasonably request for use in the preparation of the Registration Statement, reports and other documents required by federal and state securities laws.

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     C.   Other  Obligations and Services.  The Adviser shall make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Fund and its investment activities.

     5. INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS. The Trust will provide the Adviser with the statement of investment objectives, policies and restrictions applicable to the Fund as contained in the Trust's registration statement under the Act and the Securities Act of 1933, and any instructions adopted by the Board of Trustees supplemental thereto. The Trust will provide the Adviser with such further information concerning the investment objectives, policies and restrictions applicable thereto as the Adviser may from time to time reasonably request. The Trust retains the right, on written notice to the Adviser from the Trust, to modify any such objectives, policies or restrictions in any manner at any time.

     6. TRANSACTION PROCEDURES. All transactions will be consummated by payment to or delivery by Firstar Bank or any successor custodian (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Fund, and the Adviser shall not have possession or custody thereof. The Adviser shall advise the Custodian and confirm in writing to the Trust all investment orders for the Fund placed by it with brokers and dealers. The Adviser shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Adviser. It shall be the responsibility of the Adviser to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.

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     7.   ALLOCATION  OF  BROKERAGE.  The Adviser  shall have the  authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Adviser, and for the selection of the markets on or in which the transactions will be executed. The Adviser is not authorized by the Fund to take any action, including the purchase or sale of securities for the Fund's account, (a) in contravention of (i) any investment restrictions set forth in the Act and the rules thereunder, (ii) specific instructions adopted by the Board of Trustees and communicated to the Adviser, or (iii) the investment objectives, policies and restrictions of the Fund as set forth in the Registration Statement, or (b) which would have the effect of causing the Fund to fail to qualify or to cease to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any succeeding statute.

     A. In fulfilling its responsibilities, the Adviser will give primary consideration to securing the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. Consistent with this policy, the Adviser may select brokers or dealers who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the other accounts over which it exercises investment discretion. It is understood that neither the Trust nor the Adviser have adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher commission to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the lowest commission. Therefore, the

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Adviser is  authorized  to place orders for the purchase and sale of  securities for the Fund with such certain brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice, provided that the Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage
and  research  services  provided  by  the  executing  broker  or  dealer.   The
determination may be viewed in terms of either a particular transaction or the Adviser's overall responsibilities with respect to the Fund and to the other accounts over which it exercises investment discretion. It is understood that although the information may be useful to the Trust and the Adviser, it is not possible to place a dollar value on such information. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and
subject  to  seeking   best   qualitative   execution,   the  Adviser  may  give
consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute portfolio transactions of the Fund.

     On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund with respect to the Fund and to such other clients.

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     For each fiscal  quarter of the Fund,  the Adviser shall prepare and render reports to the Trust's Board of Trustees of the total brokerage business placed by the Adviser and the manner in which the allocation has been accomplished. Such reports shall set forth at a minimum the information required to be maintained by Rule 31a-1(b)(9) under the Act.

     B. Adviser agrees that it will not execute any portfolio transactions for the Fund's account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Trust or the Adviser without the prior approval of the Trust. The Trust agrees that it will provide the Adviser with a list of brokers and dealers which are "affiliated persons" of the Trust or the Adviser.

     C. Adviser shall render regular reports to the Trust of the total brokerage business placed by the Fund and the manner in which the allocation has been accomplished.

     8. PROXIES. The Trust will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time. At the Trust's request, the Adviser shall provide the Trust with its recommendations as to the voting of such proxies.

     9. REPORTS TO THE ADVISER. The Trust will provide the Adviser with such periodic reports concerning the status of the Fund as the Adviser may reasonably request.

     10. FEES FOR SERVICES. For the services provided to the Fund, the Fund shall pay the Adviser a daily fee equal to the annual rate of 1.2% of the average value of the daily net assets of the Fund. The Adviser's fees shall be payable monthly within ten days following the end of each month.

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     11.  EXPENSES OF THE FUND. It is understood that the Fund will pay, or that the Fund will enter into arrangements that require third parties to pay, all its expenses other than those expressly assumed by the Adviser herein, which expenses payable by the Fund shall include:

          A.   Expenses of all audits by independent public accountants;

          B. Expenses of transfer agent, dividend disbursing agent, accounting and pricing agent and shareholder recordkeeping services;

          C. Expenses of custodial services including recordkeeping services provided by the custodian;

          D.   Expenses  of  obtaining   security   valuation   quotations   for
               calculating the value of the Fund's net assets;

          E.   Salaries and other  compensation of any of its executive officers
               and  employees,   if  any,  who  are  not  officers,   directors,
               stockholders or employees of the Adviser;

          F.   Taxes or governmental fees levied against the Fund;

          G. Brokerage fees and commissions in connection with the purchase and sale of the Fund's portfolio securities;

          H.   Costs, including the interest expenses, of borrowing money;

          I. Costs and/or fees incident to Board of Trustee and shareholder meetings, the preparation and mailings of prospectuses, reports and notices to the existing shareholders of the Fund, the filing of reports with regulatory bodies, the maintenance of the Trust's existence as a business trust, membership in investment company organizations, and the registration of shares with federal and state securities authorities;

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          J.   Legal fees,  including the legal fees related to the registration and continued qualification of the Fund's shares for sale and legal fees arising from litigation to which the Trust may be a party and indemnification of the Trust's officers and Trustees with respect thereto;

          K.   Costs  of  printing  share   certificates   (in  the  event  such
               certificates are issued) representing shares of the Fund;

          L. Trustees' fees and expenses of Trustees who are not directors, officers, employees or stockholders of the Adviser or any of its affiliates; and

          M.   The Fund's pro rata  portion of the  fidelity  bond  required  by
               Section 17(g) of the Act and other insurance premiums.

     12. OTHER INVESTMENT ACTIVITIES OF THE ADVISER. The Trust acknowledges that the Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Trust agrees that the Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other
Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund, provided that the Adviser acts in good faith, and provided further, that it is the Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more

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of the Affiliated  Accounts may at any time hold, acquire,  increase,  decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which involve the Fund or otherwise. The Adviser shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund or otherwise.

     13. CERTIFICATE OF AUTHORITY. The Trust and the Adviser shall furnish to each other from time to time certified copies of the resolutions of their Board of Trustees or Board of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Trust, the Fund and/or the Adviser.

     14. LIMITATION OF LIABILITY. The Adviser (including its directors, officers, shareholders, employees, control persons and affiliates of any thereof) shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from the reckless disregard by the Adviser of its obligations and duties under this Agreement ("disabling conduct"). However, the Adviser will not be indemnified for any liability unless (1) a final decision is made on the merits by a court or other body before whom the proceeding was brought that the Adviser was not liable by reason of disabling conduct, or (2) in the absence of such a decision, a reasonable determination is made, based upon a review of the facts, that the Adviser was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of trustees who are neither "interested persons" of the Trust as defined in the Act nor parties to the proceeding ("disinterested, non-party trustees"), or (b) an independent legal counsel in a written

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opinion. The Fund will advance attorneys' fees or other expenses incurred by the
Adviser in defending a proceeding, upon the undertaking by or on behalf of the Adviser to repay the advance unless it is ultimately determined that the Adviser is entitled to indemnification, so long as the Adviser meets at least one of the following as a condition to the advance: (1) the Adviser shall provide a security for its undertaking, (2) the Fund shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party trustees of the Trust, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Adviser ultimately will be found entitled to indemnification. Any person employed by the Adviser who may also be or become an employee of the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as the Adviser's employee or agent.

     15. CONFIDENTIALITY. Subject to the duty of the Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Adviser and the Trust in respect thereof.

     16. ASSIGNMENT. No assignment of this Agreement shall be made by the Adviser, and this Agreement shall terminate automatically in the event of such assignment. The Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment will occur, and to take the steps necessary to enter into a new contract with the Adviser.

     17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TRUST. The Trust represents, warrants and agrees that:

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          A.   The Adviser has been duly  appointed  by the Board of Trustees of the Trust to provide investment services to the Fund as contemplated hereby.

          B. The Trust will deliver to the Adviser a true and complete copy of its then current prospectus and statement of additional information as effective from time to time and such other documents or instruments governing the investments of the Fund and such other information as is necessary for the Adviser to carry out its obligations under this Agreement.

          C. The Trust is currently in compliance and shall at all times comply with the requirements imposed upon the Fund by applicable laws and regulations.

     18. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ADVISER. The Adviser represents, warrants and agrees that:

          A. The Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940.

          B. The Adviser will maintain, keep current and preserve on behalf of the Fund, in the manner and for the time periods required or permitted by the Act, the records identified in Schedule A. The Adviser agrees that such records (unless otherwise indicated on Schedule A) are the property of the Trust, and will be surrendered to the Trust promptly upon request.

          C. The Adviser will complete such reports concerning purchases or sales of securities on behalf of the Fund as the Trust may from time to time require to ensure compliance with the Act, the Internal Revenue Code and applicable state securities laws.

          D. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar

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quarter of each year while this Agreement is in effect,  the president or a vice president of the Adviser shall certify to the Trust that the Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there have been no violations of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Adviser shall submit to the Trust the reports required to be made to the Adviser by Rule 17j-1(d)(1).

          E. The Adviser will promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV furnish a copy of such amendment to the Trust.

          F. Upon request of the Trust, the Adviser will provide assistance to the Custodian in the collection of income due or payable to the Fund.

          G. The Adviser will immediately notify the Trust of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Act or otherwise.

     19. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Adviser and the Trust, which amendment, other than amendments to Schedule A, is subject to the approval of the Board of Trustees and the shareholders of the Fund in the manner required by the Act and the rules thereunder, subject to any applicable exemptive order of the Securities and Exchange Commission modifying the provisions of the Act with respect to approval of amendments to this Agreement.

     20. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date of its execution and shall remain in force for an initial term of two (2) years from such date, and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust or

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

the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that this Agreement may be continued "annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

     21. TERMINATION. This Agreement may be terminated by either party hereto, without the payment of any penalty, immediately upon written notice to the other in the event of a breach of any provision thereof by the party so notified, or otherwise upon sixty (60) days' written notice to the other, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other.

     22. SHAREHOLDER LIABILITY. The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Fund and its assets. The Adviser agrees that it shall not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Trust.

     23. DEFINITIONS. As used in paragraphs 16 and 20 of this Agreement, the terms "assignment," interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

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

     24. APPLICABLE LAW. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Ohio.


                                        DUNHILL INVESTMENT TRUST

                                        By:      /s/ Jasen M. Snelling
                                                 ---------------------------

                                        Title:   President

                                        Date:    June 29, 2001


                                   ACCEPTANCE
                                   ----------

          The foregoing Agreement is hereby accepted.

                                        CITYFUND ADVISORY, INC.


                                        By:      /s/ Jasen M. Snelling
                                                 ---------------------------

                                        Title:   President

                                        Date:    June 29, 2001

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

                                   SCHEDULE A

                     RECORDS TO BE MAINTAINED BY THE ADVISER
                     ---------------------------------------

1. (Rule 31a-1(b)(5) and (6)) A record of each brokerage order, and all other portfolio purchases and sales, given by the Adviser on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

     A.   The name of the broker;

     B. The terms and conditions of the order and of any modification or cancellation thereof;

     C.   The time of entry or cancellation;

     D.   The price at which executed;

     E.   The time of receipt of a report of execution; and

     F.   The name of the person who placed the order on behalf of the Fund.

2.   (Rule  31a-1(b)(9)) A record for each fiscal quarter,  completed within ten
     (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

     A.   Shall include the consideration given to:

          (i)  The sale of shares of the Fund by brokers or dealers.

          (ii) The supplying of services or benefits by brokers or dealers to:

               (a)  The Trust;

               (b)  the Adviser;

               (c)  any other portfolio adviser of the Trust; and

               (d)  any person affiliated with the foregoing persons.

          (iii)Any other consideration other than the technical qualifications of the brokers and dealers as such.

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     B.   Shall show the nature of the services or benefits made available.

     C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

     D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (Rule 31a-1(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.*

4. (Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rules adopted under
     Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Adviser's transactions with respect to the Fund.

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     * Such  information  might  include:  the  current  Form  10-K,  annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or portfolio adviser reviews.

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